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                                                                   EXHIBIT 99.13
                                   GEOCITIES
                   1998 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM
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                         Action                          Complete Sections:
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
SECTION 1:         [_] New Enrollment                     2, 3, 7  and sign attached
                                                                   ---
ACTIONS                                                             Stock Purchase Agreement
                   [_] Payroll Deduction Change           2, 4, 7
                   [_] Terminate Payroll Deductions       2, 5, 7
                   [_] Leave of Absence                   2, 6, 7
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
SECTION 2:         Name
                         --------------------------------------------------------------------------
PERSONNEL                Last                First              MI           Dept.
DATA
                   Home or Mailing Address
                                           --------------------------------------------------------
                                                    Street

                   --------------------------------------------------------------------------------
                                   City                      State                           Zip

                   Social Security #:     -   -
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
SECTION 3:         Effective with the Purchase
                   Period Beginning:                            Payroll Deduction Amount:  _____% of total cash compensation.*
NEW                [_] February 1, ______
ENROLLMENT         [_] August 1, ______                          * Must be a multiple of 1% up to a maximum of 10% of
                                                                  cash compensation
                   Initial Purchase Period, August _____, 1998
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
SECTION 4:         Effective with the                                I authorize the following new level of payroll
                   Pay Period Beginning:  ___________________        deductions: _______% of cash compensation*
PAYROLL                                   Month, Day and Year
DEDUCTION                                                            * Must be a multiple of 1% up to a maximum of 10% of
CHANGE                                                                 cash compensation

                   NOTE:  You may change your rate of payroll deductions to become effective as of the start date of the next
                   ----   purchase the start date of the next purchase by filing the change form at any time prior to the start date of such purchase period.
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
SECTION 5:         Effective with the                                               Your election to terminate your payroll
                   Pay Period Beginning:  ____________________                      deductions for the balance of the purchase
TERMINATE                                 Month, Day and Year                       period may be filed at any time prior to the
PAYROLL                                                                             last day of the purchase period, and you may not
DEDUCTIONS                                                                          rejoin that purchase period at a later date.
                                                                                    You will not be able to resume participation in
                                                                                    the ESPP until a new purchase period begins.

                   [_] Refund ESPP payroll deductions collected as soon as possible


            NOTE:  If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than
            ----   5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase period will immediately be refunded to you.
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
SECTION 6:         In connection with my leave of absence, I acknowledge the following action with respect to my ESPP payroll deductions to date:
LEAVE OF
ABSENCE            [_] Refund ESPP payroll deductions collected as soon as possible

            NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease. Generally, if you return
            ----   to active service within 90 days, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave, provided you are still an eligible employee under the Plan.
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SECTION 7:
AUTHORIZATION

I understand my certificate will be issued in street name and delivered to the brokerage account designated by GeoCities.

__________________________   _________________________________________________
     Date                           Signature of Employee